UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 17, 2013

Farmers Capital Bank Corporation
(Exact name of registrant as specified in charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2013, Farmers Bank and Capital Trust Company (“Farmers Bank”), a subsidiary of Farmers Capital Bank Corporation (the "Company") entered into an Employment Agreement (“Agreement”) with Rickey D. Harp, a Named Executive Officer of the Company and the President and Chief Executive Officer of Farmers Bank. Mr. Harp’s employment under the Agreement begins on January 1, 2014 and continues for twenty-four (24) months (“Employment Term”). Thereafter, the Employment Term shall be automatically extended for subsequent twelve (12) month periods unless written notice to the contrary is given by either the Farmers Bank or Mr. Harp at least ninety (90) days prior to the expiration of the Employment Term or the expiration of any subsequent one (1) year extension.

Under the Agreement, Mr. Harp will receive an annual base salary of $200,000 during the first twelve months of the Employment Term and thereafter at an annual rate (not less than $200,000) as Farmers Bank may determine. During the Employment Term, Mr. Harp is entitled to reimbursement for the monthly charges for telephone service and electronic data receipt and transmission on his personal smart phone and use of a Farmers Bank car (which will be replaced every three (3) years) of at least the quality of the Chevrolet Tahoe currently being provided to him. Mr. Harp is entitled to participate in the Company’s employee benefit programs.

Under the Agreement, Mr. Harp’s employment with Farmers Bank may only be terminated for (i) “Disability,” which is defined as employee’s inability (due to physical or mental impairment) to perform his material duties for what can medically be expected to continue for twelve (12) months or (ii) “Cause,” which includes gross negligence in the performance of his duties, material breach of his fiduciary duties, alcohol or drug abuse or engaging in fraud, theft or dishonesty.

Mr. Harp agrees under the Agreement to not disclose or use for his own benefit or the benefit of any other person or entity at any time, either during or after his association with Farmers Bank, any “confidential information” of which he becomes aware. He further covenants and agrees that he will not, directly or indirectly, through the date three years following the cessation of the Employment Term for any reason whatsoever, (a) attempt to cause or otherwise encourage any employee of Farmers Bank (or any affiliate) to leave the employ of Farmers Bank (or such affiliate) or (b) engage in, own, manage, or operate as an officer, director, shareholder, proprietor, employee, consultant or otherwise with, any person or entity which is directly or indirectly engaged in any portion of the “financial industry” in Franklin County, Kentucky and all points within 100 miles of Franklin County, Kentucky.

The above summary of the Agreement is qualified in its entirety by reference to the text of the agreement, a copy of which is attached, and incorporated herein by reference, as Exhibit 10.1 to this Current Report on 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit 10.1 – Employment Agreement, between Farmers Bank and Capital Trust Company and Rickey D. Harp, dated December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

Date: December 30, 2013	/s/ Doug Carpenter
C. Douglas Carpenter
Executive Vice President, Secretary and Chief Financial Officer

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